As filed with the Securities and Exchange Commission on October 16, 1997.
                                                   REGISTRATION NO. 333-26825
===============================================================================



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               Amendment No. 3 to
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     EASTBROKERS INTERNATIONAL INCORPORATED
               (Exact name of registrant as specified in charter)

           DELAWARE                                      52-1807562
  (State or other jurisdiction of                     (I.R.S.  Employer
  incorporation or organization)                    Identification Number)

             15245 SHADY GROVE ROAD, SUITE 340, ROCKVILLE, MD 20850
                                 (301) 527-1110
    (Address,     including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MARTIN A. SUMICHRAST
                    Vice Chairman of the Board and Secretary
             15245 SHADY GROVE ROAD, SUITE 340, ROCKVILLE, MD 20850
                                 (301) 527-1110
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of each class of
   securities to be            Amount to be            Proposed maximum           Proposed maximum             Amount of
      registered                registered         offering price per unit    aggregate offering price    registration fee(1)
      ----------                ----------         -----------------------    ------------------------    -------------------

Common Stock, $.05 par            135,002                   $6.875                  $928,138.75                 $281.25
value
================================================================================================================================

(1)  Fee was paid with prior filing.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


SUBJECT TO COMPLETION
OCTOBER 16, 1997


                    EASTBROKERS INTERNATIONAL INCORPORATED
                        135,002 SHARES OF COMMON STOCK
                               ($.05 PAR VALUE)

     This Prospectus relates to the possible resale on a continuous basis of up to 135,002 shares of Common Stock, $.05 par value, of Eastbrokers International Incorporated, a Delaware corporation formerly known as Czech Industries, Inc. ("Eastbrokers" or the "Company"). Of the 135,002 shares, 125,002 were previously issued in an April 1997 private placement and 10,000 shares were issued in August 1996 to Randall F. Greene, a former director of the Company, in payment of business and financial advisory and consulting services rendered to the Company in connection with the Company's acquisition of Eastbrokers Beteiligungs AG. The shares included in the Registration Statement of which this Prospectus is a part are sometimes referred to as the "Securities". The Securities may be offered from time to time by the selling securityholders (the "Selling Securityholders"). See "SELLING SECURITYHOLDERS." THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THE SECURITIES BY THE SELLING SECURITYHOLDERS. SEE "USE OF PROCEEDS."


     The Securities may be offered for sale from time to time on terms to be determined at the time of sale by the Selling Securityholders. The Common Stock of the Company is listed on the NASDAQ SmallCap Market under the symbol "EAST". On October 16, 1997 the closing bid price for the Common Stock was $7.125. The Company will pay certain expenses of this offering. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" (PP. 7-17) FOR IMPORTANT INFORMATION WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                    Underwriting
                   Price to           Discounts             Proceeds to
                   Public(1)       and Commissions    Selling Securityholders(3)
                   ---------       ---------------    -----------------------
Per Share         $   7.15625           (2)                 $   7.15625

Total             $966,108.06           (2)                 $966,108.06

------------------
(1) Based upon the average of the closing bid and asked prices on October 16, 1997.


(2) Not known at this time.


(3) The expenses of the offering, estimated at $115,000 will be borne by the Company.
                                                        (cover page continues)

     The Selling Securityholders, directly or through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Securities from time to time on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the purchase price, the public offering price, the name of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement. The aggregate proceeds to the Selling Securityholders from the Securities will be the purchase price of such Securities sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. Any such Prospectus Supplement will also set forth any additional information regarding indemnification by the Company of the Selling
Securityholders or any underwriter, dealer or agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of any of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders may also from time to time dispose of Securities pursuant to available exemptions under the Securities Act, including sales under Rule 144 to the extent permitted under such rule. See "PLAN OF DISTRIBUTION".


The date of this Prospectus is October __, 1997.

                       NOTE ON FORWARD LOOKING STATEMENTS

     Certain information set forth or incorporated by reference herein includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties including those identified under the caption "Risk Factors" and included in the Company's reports filed pursuant to the Securities Exchange Act of 1934 under the caption "Risk Factors." Readers are cautioned not to place undue reliance on these statements, which are made as of the date hereof. The Company undertakes no obligation to release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus, which constitutes part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedule thereto, to which reference is hereby made, as permitted by the rules and regulations of the Commission. Statements made in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein as to the contents of any contract, agreement or other document referred to are not necessarily complete and with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect the Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information referred to above, without charge, at the public reference facilities of the Securities and Exchange Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of such documents from the Commission upon payment of the fees prescribed by the Commission. Such documents also are available for inspection and copying at prescribed rates at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048; and the Northwestern Atrium Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661-2511. Registration statements and other documents and reports that are filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (including the Registration Statement) are publicly available through the Commission's web site on the Internet (http://www.sec.gov.)

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents which have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") (File No. 0-26202) are incorporated by reference into the Registration Statement.


          (a) the Annual Report on Form 10-KSB dated June 30, 1997 for the fiscal year ended March 31, 1997 (the "1997 10-KSB"), as amended by Form 10-KSB/A No. 2 filed on October 16, 1997.

          (b) Quarterly Report on Form 10-QSB, as amended, dated August 19, 1997 which include unaudited financial statements for the three month period ended June 30, 1997. Amendment No. 1 to Form 10-QSB for the three month period ended June 30, 1997 was filed via EDGAR on October 16, 1997

          (c) Amendments to Quarterly Reports on Form 10-QSB/A filed via EDGAR on August 11, 1997 with respect to the three month period ended June 30, 1996, the six month period ended September 30, 1996 and the nine month period ended December 31, 1996.

          (c)  Amendment  to Current  Report on Form 8-K/A  filed on October 16,
     1997.



     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference and a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any or all documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Office of the Secretary, Eastbrokers International Incorporated, 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including information contained under the caption "Risk Factors," appearing elsewhere in this Prospectus or incorporated herein by reference.


                                  THE COMPANY

BACKGROUND

     Eastbrokers International Incorporated (the "Company") was incorporated in the State of Delaware on January 20, 1993, as the Czech Fund in order to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic by merging with or acquiring Czech businesses.

     In July 1993, the Company had a small initial public offering, following which it purchased a controlling interest in Fortuna Hotel, a.s., a Czech corporation owning a hotel located in Prague, and was renamed Czech Industries, Inc. The Company also entered into an agreement to acquire a controlling interest in Moravacentrum, a collection of eight department stores in Brno. This acquisition was consummated using a portion of the $15 million gross proceeds from a secondary public offering in June 1995.

     Later in 1995, however, the Company shifted its focus in response to changes in the marketplace. As major institutional investors began to appreciate the investment opportunities available in the Czech Republic, most of such opportunities were seized by a limited number of major institutions which now control much of the Czech economy. This development made it very difficult for smaller players such as the Company to effectively take advantage of available opportunities.

     In 1996, the Company received what it considered an attractive offer for its interest in Moravacentrum. The Company accepted this offer to sell Moravacentrum, determining that the sale proceeds could be better applied towards other acquisitions which would provide better prospects for return on investment.

     Having considered a variety of investments, the Company decided on the acquisition of Eastbrokers Beteiligungs AG, an Austrian brokerage company with offices throughout Central and Eastern Europe. This transaction enhanced the Company's prospects by both providing the Company with a vehicle for its existing acquisition strategy while extending its opportunities beyond the Czech Republic to the entirety of Central and Eastern Europe. The acquisition was completed on August 1, 1996. Following the acquisition, the Company's name was changed to Eastbrokers International Incorporated.

CURRENT OPERATIONS

     The Company, through its Vienna-based subsidiary, Eastbrokers Beteiligungs AG ("Eastbrokers Vienna"), provides financial services in Eastern and Central Europe. The principal strategic objective of the Company has been to establish controlling ownership of independent broker-dealers and to create a network that provides access to emerging market investment opportunities in Eastern and Central Europe. The Company intends to market these investment opportunities to Western European institutional and commercial investors.

     Eastbrokers Vienna's primary business is to provide its customers with stock brokering and investment banking services. Eastbrokers Vienna conducts business through its head office in Vienna, Austria and in regional offices located in (a) Prague, Czech Republic (b) Budapest, Hungary, (c) Bratislava, Slovakia, (d) Almaty, Kazakhstan, (e) Istanbul, Turkey, (f) Moscow, Russia, (g) Bucharest, Romania, (h) Sofia, Bulgaria, (i) Ljubljana, Slovenia, (j) Zagreb, Croatia, and (k) Warsaw, Poland. Eastbrokers Vienna is a member of the Vienna Stock Exchange, the Budapest Stock Exchange, the Bratislava Stock Exchange, the Zagreb Stock Exchange, the Ljubljana Stock Exchange, the Bucharest Stock Exchange, the Central Asian Stock Exchange, the Warsaw Stock Exchange and a shareholder and member of the Prague Stock Exchange. Eastbrokers Vienna also owns 49 percent of WMP Borsenmakler AG ("WMP"), a publicly-held Austrian investment banking and brokerage firm.

     Eastbrokers Vienna's brokerage, trading and market making business accounts for approximately 20% of all revenues. Eastbrokers Vienna conducts its sales activities as principal and agent on behalf of its clients. Eastbrokers Vienna primarily distributes and trades Eastern and Central European equity securities and to a lesser degree, debt securities. Eastbrokers Vienna, through WMP, actively makes a market for the securities of more than 400 companies on the Vienna Stock Exchange.

     Eastbrokers Vienna is also a leading Eastern and Central European investment banking firm which provides advice to, and raises capital for Eastern and Central European companies. Eastbrokers Vienna provides advisory services on key strategic matters such as mergers, acquisitions, privatization, joint ventures as well as long range financial planning. Eastbrokers Vienna seeks to raise much of its capital in Western Europe through institutional and commercial investors.

RECENT DEVELOPMENTS

     Additionally, on March 6, 1997, the Company purchased a 90% interest of Financial Planning Services International, Inc., a Delaware corporation and member of the National Association of Securities Dealers, Inc. ("FPS"). The Company subsequently renamed FPS to Eastbrokers North America, Inc. ("Eastbrokers NA"). Through Eastbrokers NA, the Company intends to provide added value, performance-driven research, trading, asset management and corporate finance services in the emerging markets of Central and Eastern Europe to North American institutional investors (buyside and sellside) and high net worth individuals. The U.S. based broker dealer is expected to complement the existing European based units. Eastbrokers NA intends to focus on seeking out North American companies whose primary focus is Central and Eastern Europe. Differentiation of the services provided will be emphasized in an effort to enable Eastbrokers NA to fulfill its objective of assisting existing foreign units by accessing and transacting with North American capital markets, which represent a source of emerging market capital, through quality research and by establishing relationships that would evolve naturally into other financial related products and services. The Company has not previously operated a broker dealer in the United States and there can be no assurance that Eastbrokers NA can be successfully established or operated.

     The principal executive offices of the Company are located 15245 Shady Grove Road, Suite 340, Rockville, Maryland 20850 and its telephone number is
(301) 527-1110.

     SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS.

                                 THE OFFERING

Securities Offered............... 135,002 Shares.  See "Selling
                                  Securityholders"

Use of Net Proceeds.............. The Company will not receive any of the proceeds from the sale of the Securities by the Selling Securityholders. Any proceeds received by the Company from the exercise of the Warrants will be used for working capital purposes. See "Use of Proceeds"

Nasdaq Symbol - Common Stock..... EAST

                                 RISK FACTORS

Investment in the Securities involves a substantial degree of risk and should be regarded as speculative. As a result, the purchase of the Securities should be considered only by persons who can reasonably afford a loss of their entire investment. Prospective investors should carefully consider, in addition to matters set forth elsewhere in this Prospectus, the following factors relating to the business of the Company and this Offering. Prospective investors should carefully review all risk factors. Such information is presented as of the date hereof and is subject to change, completion or amendment without notice.

FORWARD-LOOKING STATEMENTS

     Certain information set forth in this Prospectus includes "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties, including other risk factors set forth under this caption and under the same caption in the Company's reports filed pursuant to the Securities Exchange Act of 1934. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.


OPERATING LOSSES AND FINANCIAL CONDITION

     Since its formation, the Company has suffered substantial cash flow deficits and operating losses. Net loss for the year ended March 31, 1997 was $866,411. As of such date, the Company had cash and cash equivalents of $4,755,723 and net working capital of approximately $6,500,000. There can be no assurance that the Company's future operations will be profitable or that it will have available funds adequate to fund its operations. Should the operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings to finance future growth and expansion.


REQUIREMENTS FOR ADDITIONAL CAPITAL

     The Company may need to raise additional funds to provide working capital or in order for the Company to respond to unforeseen needs or to take advantage of unanticipated opportunities. Over the longer term, it is likely that the Company will require substantial additional monies to continue to fund the Company's working capital needs. There can be no assurance that any such funds will be available at the time or times needed, or available on terms acceptable to the Company. If adequate funds are not available, or are not available on acceptable terms, the Company may not be able to take advantage of market opportunities, to develop new services or products or otherwise respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, financial condition and results of operations.

NEW SUBSIDIARY WITH LIMITED OPERATING HISTORY AND NO ASSURANCE OF FUTURE PROFITABILITY

     The Company has invested approximately $1 million of its available cash in connection with the acquisition and development of Eastbrokers NA, the Company's newly acquired broker dealer subsidiary. This broker dealer has had a limited operating history and has not conducted significant operations since its acquisition by the Company. There can be no assurance that the Company will be able to successfully operate this subsidiary.

ABSENCE OF DIVIDENDS

     The Company has not paid any cash dividends on the Common Stock and does not expect to do so in the foreseeable future.

VOLATILE NATURE OF SECURITIES BUSINESS

     The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the underwriting or ownership of securities, trading, arbitrage and merchant banking activities, counterparty failure to meet commitments, customer fraud, employee fraud, misconduct and errors, failures in connection with the processing of securities transactions and litigation.

     The Company's principal business activities, investment banking, securities sales and trading and correspondent brokerage services are, by their nature, highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues have been, and may continue to be, subject to wide fluctuations, reflecting the impact of many factors beyond the Company's control, including securities market conditions, the level and volatility of interest rates, competitive conditions and the size and timing of transactions.

     The securities business and its profitability are affected by many factors of a national and international nature, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international business and financial communities, currency values, inflation, market conditions, the availability of short-term or long-term funding and capital, the credit capacity or perceived creditworthiness of the security industry in the marketplace and the level and volatility of interest rates.

     A securities firm's business and its profitability are also affected by the firm's credit capacity or perceived creditworthiness and competitive factors, including its ability to attract and retain highly skilled employees. These and other factors may contribute to reduced levels of new issue or merger, acquisition, restructuring, and leveraged capital activities, including leveraged buyouts and high-yield financing, or the level of participation in financing and investment related to such activities, generally resulting in lower revenues from investment and merchant banking fees and underwriting and corporate development investments. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from dealer and trading activities and commissions.

     Lower price levels of securities may result in a reduced volume of transactions and in losses from declines in the market value of securities held in trading, investment and underwriting positions. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets. In such markets, the Company may not be able to sell securities and may have difficulty in covering its securities positions. Such markets, if prolonged, may also lower the Company's revenues from investment banking, merchant banking and other investments, and could have a material adverse effect on the Company's results of operations and financial condition.

SIGNIFICANT COMPETITION WITHIN THE SECURITIES INDUSTRY

     The Company encounters significant competition in all aspects of the securities business and competes worldwide directly with other domestic and foreign securities firms, a number of which have greater capital, financial and other resources than the Company. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques.

     As a result of anticipated legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks, it is possible that competition in some markets currently dominated by investment banks may increase in the near future.

     Such competition could also affect the Company's ability to attract and retain highly skilled individuals to conduct its various businesses. The principal competitive factors influencing the Company's business are its professional staff, the Company's reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions and its mix of market capabilities. The Company's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels. In addition, the Company's ability to expand its business may depend on its ability to raise additional capital.

BUSINESS SUBJECT TO EXTENSIVE FEDERAL, STATE AND FOREIGN REGULATIONS

     The Company's business is, and the securities industry generally is, subject to extensive regulation in Austria and all other Central and Eastern European states where its subsidiaries operate at the state level, as well as by industry self-regulatory organizations ("SROs"). The company is also subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside of Austria or Central and Eastern Europe where it does business, including by The Securities and Futures Authority of the United Kingdom and the Securities and Exchange Commission of the United States of America.

     Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be unclear. The Austrian Ministry of Finance (the "Ministry"), other governmental regulatory authorities, including state securities regulators, and SROs, including the Vienna Stock Exchange Chamber, may institute administrative or judicial proceedings or arbitrations which may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the de-registration or suspension of a broker-dealer, investment adviser or futures commission merchant, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the Company's perceived creditworthiness, reputation and competitiveness. Customers of the Company or others who allege that they have been damaged by the Company's violation of applicable regulations also may seek to obtain compensation from the Company, including the unwinding of any transactions with the Company.

     Additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, changes in rules promulgated by the Ministry or other Austrian or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of the Company.

     The Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of the Company's underwriting, merger and acquisition and merchant banking business in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Austrian Central Bank) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and investment banking business, which in turn could adversely affect the Company's underwriting, advisory and trading revenues related thereto.

MARKET, CREDIT AND LIQUIDITY RISKS ASSOCIATED WITH UNDERWRITING AND TRADING ACTIVITIES

     The Company's underwriting, securities trading, market-making and arbitrage activities are conducted by the Company as principal and subject the Company's capital to significant risks, including market, credit (including counterparty) and liquidity risks.

     The Company's underwriting, securities trading, market-making and arbitrage activities often involve the purchase, sale or short-sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. The Company from time to time has large position concentrations in certain types of securities or commitments and in the securities of or commitments to a single issuer, including sovereign governments and other entities, issuers located in a particular country or geographic area, or issuers engaged in a particular industry. Through its subsidiaries and affiliate offices, the Company engages in proprietary trading of Eastern European securities with an emphasis on government and corporate bonds, local debt instruments and Central and Eastern European equity securities, which involve risks associated with the political instability and relative currency values of the nations in which the issuer principally engages in business as well as the risk of nationalization. In addition, the Company has, from time to time, substantial position concentrations in or commitments to high-yield issuers.

     These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The level of the Company's high-yield securities inventories and the impact of such activities upon the Company's results of operations can fluctuate from period to period as a result of customer demands and economic and market considerations.

     In addition, the trend in all major capital markets, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant position concentrations in individual securities. Such concentrations increase the Company's exposure to specific credit, market and political risks. In addition, material fluctuations in foreign currencies vis-a-vis the U.S. dollar, in the absence of countervailing covering or other procedures, may result in losses or gains in the carrying value of certain of the Company's assets located or denominated in non-U.S. jurisdictions or currencies.

CAPITAL INTENSIVE NATURE OF AND POTENTIAL LOSSES RESULTING FROM MERCHANT BANKING ACTIVITIES

     Securities firms, including the Company, increasingly facilitate major client transactions and transactions sponsored by their proprietary pools of capital by using their own capital in a variety of investment activities that have been broadly described as merchant banking.

     Such activities include, among other things, purchasing equity or debt securities or making commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, including leveraged buyouts and high-yield financing. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. Equity securities purchased in these transactions generally are held for appreciation, are not readily marketable and typically do not provide dividend income. Debt securities purchased in such transactions typically rank subordinate to bank debt of the issuer and may rank subordinate to other debt of the issuer. In addition, the Company also provides and arranges bridge financing, which assures funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions.

     There can be no assurance that the Company will not experience significant losses as a result of such activities.

DERIVATIVE FINANCIAL INSTRUMENTS

     At the present time, the Company does not engage in the use of derivatives financial instruments. In many of the countries where the Company has operations, the local currencies are referred to as "soft" or "exotic". As such, there are very few, if any, cost effective hedging strategies available to the Company or potential investors. The Company's inability to engage in currency hedging activities may result in its earnings being subject to greater volatility due to exchange rate fluctuations.

DEPENDENCE UPON AVAILABILITY OF CAPITAL AND FUNDING

     A substantial portion of the Company's total assets consists of highly liquid marketable securities and short-term receivables arising from securities transactions. The highly liquid nature of these assets provides the Company with flexibility in financing and managing its business. However, certain of the Company's activities such as merchant banking frequently involve substantial capital commitments in securities which are often illiquid. The funding needs of the Company are satisfied from internally generated funds and capital, including equity, long-term debt and short-term borrowings which consist of securities sold under agreements to repurchase ("repurchase agreements"), master notes and committed and uncommitted lines of credit.

     All repurchase transactions and a portion of the Company's bank borrowings are made on a collateralized basis. Liquidity management includes the monitoring of assets available to hypothecate or pledge against short-term borrowing. The Company maintains borrowing relationships with a broad range of banks, financial institutions, counterparties and others. The volume of the Company's borrowings generally fluctuates in response to changes in the amount of resale transactions outstanding, the level of the Company's securities inventories and overall market conditions. Availability of financing to the Company can vary depending upon market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the securities industry and there can be no assurance that adequate financing to support the Company's businesses will continue to be available in the future.

POTENTIAL RESTRICTIONS ON BUSINESS OF, AND WITHDRAWAL OF CAPITAL FROM, REGULATED SUBSIDIARIES RESULTING FROM NET CAPITAL REQUIREMENTS

     As a registered broker-dealers and member of numerous stock exchanges throughout Central and Eastern Europe, the Company is required to comply with each of the countries' regulatory authorities and net capital rules of the stock exchanges. These rules, which specify minimum net capital requirements for registered broker-dealers and stock exchange members, are designed to assure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business and have the effect of requiring that at least a substantial portion of their assets be kept in cash or highly liquid investments. Compliance with such net capital requirements could limit operations that require the intensive use of capital, such as underwriting and trading activities. These rules also could restrict the Company's ability to withdraw capital from the regulatory authorities, even in circumstances where these authorities hold more than the minimum amount of the Company's required capital, which in turn, could limit the Company's ability to pay dividends, repay debt and redeem or repurchase shares of its outstanding capital stock.

POTENTIAL SECURITIES LAWS LIABILITY

     Many aspects of the Company's business involve substantial risks of liability. In recent years, there has been increasing incidence of litigation involving the securities industry, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under applicable securities laws.

SOCIAL, POLITICAL AND ECONOMIC RISKS AFFECTING FOREIGN OPERATIONS AND EFFECTS OF FOREIGN CURRENCY FLUCTUATIONS

     The Company has operations based in 12 foreign countries. The Company is exposed to the risk of changes in social, political and economic conditions inherent in foreign operations, including changes in the laws and policies that govern foreign investment in countries where it has operations as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. In addition, the Company's results of operations and the value of its foreign assets are affected by fluctuations in foreign currency exchange rates, which may favorably or adversely affect reported earnings and, accordingly, the comparability of period-to-period results of operations. For 1996 and 1995, all of the Company's net revenues were outside the United States. In many cases, the Company is not able to enter into forward foreign exchange contracts to hedge certain cash flows denominated in foreign currency and generally does not use derivative instruments to manage currency fluctuations. There can be no assurance as to the future effect of changes in social, political and economic conditions on the Company's business or financial condition.

ENFORCEABILITY OF CIVIL LIABILITIES

     A substantial portion of the Company's assets are located outside the United States. It may be difficult for investors to enforce outside of the United States judgments against the Company obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the securities laws of the United States. In addition, certain of the officers and directors of the Company are not citizens or residents of the United States and all or a substantial portion of the assets of such persons are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States against such persons or to enforce judgments obtained in the United States, including judgments predicated upon the civil liability provisions of the securities laws of the United States.

DEPENDENCE ON MANAGEMENT AND LIMITATIONS ON CERTAIN EXPERIENCE

     The Company's business is principally dependent on certain key management personnel for the operation of its business. In particular, Peter Schmid and Martin A. Sumichrast have played significant roles in the promotion, development and management of the Company. If the employment by the Company of either of these persons terminates, or they are unable to perform their duties, the Company may be substantially affected. The Company maintains key man life insurance relating to Mr. Sumichrast but not relating to Mr. Schmid. In addition, the management of the Company has limited experience in the broker-dealer business, in both domestic and foreign markets.

SUBSTANTIAL COMPETITION

     The Company encounters substantial competition from both foreign and domestic businesses in Central and Eastern Europe. A large number of established and well-financed entities, including multinational businesses and investment banking firms such as Creditanstaldt, Credit Suisse-First Boston, ING Bearings and ABN Amro, have recently and substantially increased their business activities in Central and Eastern Europe. Nearly all of such entities have substantially greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company may be at a substantial competitive disadvantage in the conduct of its business in Central and Eastern Europe.

MARKET MAKER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES

     A significant number of securities may be sold, in the ordinary course of business, to customers of the J.B. Sutton Group, LLC ("Sutton") which is acting as a market maker for the common stock. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with Sutton. Although it has no legal obligation to do so, Sutton from time to time in the future, may make a market in and otherwise effect transactions in the Company's securities. To the extent Sutton acts as market maker in the securities, it may be a dominating influence in that market. The price and liquidity of such securities may be affected by the degree, if any, of Sutton's participation in the market, inasmuch as a significant amount of such securities may be sold to customers of Sutton. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with Sutton. Such market making activities, if commenced, may be discontinued at any time or from time to time by Sutton without obligation or prior notice. If a dominating influence at such time, Sutton's discontinuance may adversely affect the price and liquidity of the securities.

"PENNY STOCK" REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF SECURITIES

     The Securities and Exchange Commission ("Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's Common Stock is currently listed on the Nasdaq SmallCap Market and, as a result, such securities are currently exempt from the definition of "penny stock." If the Common Stock is removed from listing on Nasdaq at any time, the Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers to sell the Company's securities in the secondary market.

PROPOSED CHANGES TO NASDAQ LISTING REQUIREMENTS

     On November 6, 1996, the Board of Directors of Nasdaq approved proposed changes to the entry standards and maintenance standards necessary to qualify for listing on both the Nasdaq National Market (the "National Market") and the Nasdaq SmallCap Market. Following a 30-day comment period, the Nasdaq Board of Directors has considered comments, made modifications of the proposed changes and filed the rule changes with the Securities and Exchange Commission for final approval. Among the proposed changes to the Nasdaq SmallCap Market listing and maintenance criteria are the following: eliminating the alternative test to the $1 minimum bid price; extending the corporate governance standards currently required by the National Market to the SmallCap issuers; increasing the quantitative standards; and implementing a requirement that auditors of Nasdaq-listed companies be subject to peer review. The Company currently does not meet the proposed new maintenance standards with respect to Corporate Governance Standards, and, if the proposed or other changes to the listing and maintenance criteria are approved by the Securities and Exchange Commission, there can be no assurance that the Company will be able to fulfill any such criteria.

DELISTING OF SECURITIES TO ADVERSELY AFFECT MARKET

     In the event that the Common Stock were to no longer meet applicable Nasdaq requirements and were delisted from Nasdaq, the Company would attempt to have its securities traded in the over-the-counter market via the Electronic Bulletin Board or the "pink sheets." In such event, holders of the Company's securities would likely encounter greater difficulty in disposing of these securities and/or in obtaining accurate quotations as to the prices of the Company's securities.

CONCENTRATION OF STOCK OWNERSHIP

     The present directors, executive officers, principal stockholders and their respective affiliates beneficially own approximately 47.10% of the outstanding capital stock. As a result, these shareholders will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET

     Approximately 1,685,000 of the Company's currently outstanding shares of Common Stock are "restricted securities" and may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Rule 144, as amended, provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding shares, or
(b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning the Company. Assuming that there is no exercise of any issued and outstanding warrants or options, the Company had, as of June 27, 1997, 3,003,000 shares of its Common Stock issued and outstanding, of which 1,685,000 are "restricted securities" and 1,318,000 are publicly traded shares. Therefore, during each three month period, a holder of restricted securities who has held them for at least the one year period may sell under Rule 144 the greater of up to 30,030 shares or the average weekly volume of sales during the four calendar weeks preceding the sale. Nonaffiliated persons who hold for the two year period described above may sell unlimited shares once their holding period is met.

     Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop and, therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share.


                                    BUSINESS
BACKGROUND

     Eastbrokers International Incorporated (the "Company") was incorporated in the State of Delaware on January 20, 1993, as the Czech Fund in order to take advantage of the rapid growth in business opportunities arising from the privatization of the newly-democratized Czech Republic by merging with or acquiring Czech businesses.

     In July 1993, the Company had a small initial public offering, following which it purchased a controlling interest in Fortuna Hotel, a.s., a Czech corporation owning a hotel located in Prague, and was renamed Czech Industries, Inc. The Company also entered into an agreement to acquire a controlling interest in Moravacentrum, a collection of eight department stores in Brno. This acquisition was consummated using a portion of the $15 million gross proceeds from a secondary public offering in June 1995.

     Later in 1995, however, the Company shifted its focus in response to changes in the marketplace. As major institutional investors began to appreciate the investment opportunities available in the Czech Republic, most of such opportunities were seized by a limited number of major institutions which now control much of the Czech economy. This development made it very difficult for smaller players such as the Company to effectively take advantage of available opportunities.

     In 1996, the Company received what it considered an attractive offer for its interest in Moravacentrum. The Company accepted this offer to sell Moravacentrum, determining that the sale proceeds could be better applied towards other acquisitions which would provide better prospects for return on investment.

     Having considered a variety of investments, the Company decided on the acquisition of Eastbrokers Beteiligungs AG, an Austrian brokerage company with offices throughout Central and Eastern Europe. This transaction enhanced the Company's prospects by both providing the Company with a vehicle for its existing acquisition strategy while extending its opportunities beyond the Czech Republic to the entirety of Central and Eastern Europe. The acquisition was completed on August 1, 1996. Following the acquisition, the Company's name was changed to Eastbrokers International Incorporated.

CURRENT OPERATIONS

     The Company, through its Vienna-based subsidiary, Eastbrokers Beteiligungs AG ("Eastbrokers Vienna"), provides financial services in Eastern and Central Europe. The principal strategic objective of the Company has been to establish controlling ownership of independent broker-dealers and to create a network that provides access to emerging market investment opportunities in Eastern and Central Europe. The Company intends to market these investment opportunities to Western European institutional and commercial investors.

     Eastbrokers Vienna's primary business is to provide its customers with stock brokering and investment banking services. Eastbrokers Vienna conducts business through its head office in Vienna, Austria and in regional offices located in (a) Prague, Czech Republic (b) Budapest, Hungary, (c) Bratislava, Slovakia, (d) Almaty, Kazakhstan, (e) Istanbul, Turkey, (f) Moscow, Russia, (g) Bucharest, Romania, (h) Sofia, Bulgaria, (i) Ljubljana, Slovenia, (j) Zagreb, Croatia, and (k) Warsaw, Poland. Eastbrokers Vienna is a member of the Vienna Stock Exchange, the Budapest Stock Exchange, the Bratislava Stock Exchange, the Zagreb Stock Exchange, the Ljubljana Stock Exchange, the Bucharest Stock Exchange, the Central Asian Stock Exchange, the Warsaw Stock Exchange and a shareholder and member of the Prague Stock Exchange. Eastbrokers Vienna also owns 53 percent of WMP Borsenmakler AG ("WMP"), a publicly-held Austrian investment banking and brokerage firm.

     Eastbrokers Vienna's brokerage, trading and market making business accounts for approximately 20% of all revenues. Eastbrokers Vienna conducts its sales activities as principal and agent on behalf of its clients. Eastbrokers Vienna primarily distributes and trades Eastern and Central European equity securities and to a lesser degree, debt securities. Eastbrokers Vienna, through WMP, actively makes a market for the securities of more than 400 companies on the Vienna Stock Exchange.

     Eastbrokers Vienna is also a leading Eastern and Central European investment banking firm which provides advice to, and raises capital for Eastern and Central European companies. Eastbrokers Vienna provides advisory services on key strategic matters such as mergers, acquisitions, privatization, joint ventures as well as long range financial planning. Eastbrokers Vienna seeks to raise much of its capital in Western Europe through institutional and commercial investors.

     Additionally, on March 6, 1997, the Company purchased a 90% interest of Financial Planning Services International, Inc., a Delaware corporation and member of the National Association of Securities Dealers, Inc. ("FPS"). The Company subsequently renamed FPS to Eastbrokers North America, Inc. ("Eastbrokers NA"). Through Eastbrokers NA, the Company intends to provide added value, performance-driven research, trading, asset management and corporate finance services in the emerging markets of Central and Eastern Europe to North American institutional investors (buyside and sellside) and high net worth individuals. The U.S. based broker dealer is expected to complement the existing European based units. Eastbrokers NA intends to focus on seeking out North American companies whose primary focus is Central and Eastern Europe. Differentiation of the services provided will be emphasized in an effort to enable Eastbrokers NA to fulfill its objective of assisting existing foreign units by accessing and transacting with North American capital markets, which represent a source of emerging market capital, through quality research and by establishing relationships that would evolve naturally into other financial related products and services. The Company has not previously operated a broker dealer in the United States and there can be no assurance that Eastbrokers NA can be successfully established or operated.

     The Company's Certificate of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PROPOSED PUBLIC OFFERING


     The Company has signed a letter of intent relating to a proposed public offering of its securities (the "Offering"). The proposed Offering is anticipated to consist of units comprised of: (i) newly authorized and issued shares of the Company's preferred stock, par value 0.01 per share, which will be offered at a discount, not to exceed 20% of the closing bid price of the Common Stock the day before the Offering becomes effective; and (ii) warrants to purchase shares of Common Stock. This beneficial conversion discount will be accounted for as a preferred stock dividend that may materially impact earnings attributable to common shareholders. The Preferred Stock will be convertible into one share of Common Stock on the second anniversary of the effective date of the Offering and will pay an annual dividend of six percent (6%) in respect of the two years before it is converted. The proposed Offering, which will be made only by means of a prospectus, is anticipated to occur in late 1997/early 1998 and to generate gross proceeds of approximately $7 million. These proceeds will be primarily used for working capital purposes.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of any Securities by the Selling Securityholders.

                            SELLING SECURITYHOLDERS


     The following table sets forth certain information with respect to the Selling Securityholders as of October __, 1997. The Securities to which this Prospectus relates may be sold from time to time in whole or in part by the Selling Securityholders as described in and subject to the restrictions set forth in the "PLAN OF DISTRIBUTION".


                                                                                          Shares of
                                           Shares of              Shares that              Common
                                         Common stock            may be offered             Stock              % of Class
                                        owned prior to            pursuant to            owned after           owned after
     Selling Securityholders             this offering          this Prospectus          offering(1)           offering(2)
     -----------------------             -------------          ---------------          -----------           -----------
Calvin S. Caldwell                          33,334                   33,334                  -0-                   N/A
20 Rolling Hills Drive
Huntington, NY  11746

Frank Huang                                  8,334                    8,334                  -0-                   N/A
69 South Moger Avenue
Mt. Kisco, NY  10549

Jay Raubvogel                               83,334                   83,334                  -0-                   N/A
5 Brook Lane
Brookville, NY  11545

Randall F. Greene(3)                        22,500                   10,000                  -0-                   N/A
P.O. Box 18938
Tampa, FL 33679

--------------
(1)  Assuming all shares being offered pursuant to this Prospectus are sold.


(2) If 1% or more. Percentages are based upon there being 3,003,000 shares of Common Stock issued and outstanding as of October 16, 1997.


(3) Randall F. Greene was a director of the Company from January 1994 until June 12, 1997. The Company has entered into a consulting agreement with Mr. Greene dated March 27, 1997 and a letter from Randall F. Greene dated April 29, 1997, amending the agreement (collectively the "Consulting Agreement"). The Consulting Agreement is for a term of six (6) months, beginning on April 1, 1997 and terminating on September 30, 1997, and provides for compensation of $4,000 per month. In addition, under the Agreement Mr.
     Greene has been granted under the Company's 1996 Stock Option Plan: (1) options to purchase 7,750 shares of the Company's common stock at $6.50 per share, which options become exercisable on October 1, 1997. Under the related letter agreement, Mr. Greene was paid $13,750 and granted 12,500 shares in full satisfaction for consulting services rendered during the period August 1, 1996 through March 31, 1997.

     During the last three years, none of the Selling Securityholders has held any position or office with the Company, nor have any of the Selling Securityholders had any material relationship with the Company other than their status as holders of the Company's stock, except as noted above.


                              PLAN OF DISTRIBUTION

     Any and all of the Securities listed under "Selling Securityholders" may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time sell the Securities through brokers, underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of Securities for whom they may act as agent. The Selling Securityholders and any such underwriters, dealers or agents that participate in the distribution of the Securities may be deemed to be underwriters, and any profit on the sale of Securities by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Securityholders may also from time to time dispose of Securities pursuant to available exemptions under the Securities Act, including sales under Rule 144 to the extent permitted under such rule. The Securities may be sold at varying prices determined at the time of sale or negotiated prices. Such prices will be determined by the Selling Securityholders, or by agreement between the Selling Securityholders and underwriters or dealers. The Securities issued in the April 1997 private placement are being issued pursuant to registration rights granted in connection with such placement. The 10,000 shares issued in August 1996 in payment of a consulting fee are being registered at the request of the Selling Securityholder.

     At the time a particular sale of Securities is made, to the extent required, a Prospectus Supplement will be prepared and distributed by the Company based on information provided by the Selling Securityholders of the Securities, which will set forth the number of dealers or agents, any discounts, commissions or concessions allowed or paid to dealers, including the proposed selling price to the public.

     In order to comply with certain states' securities laws, if applicable, the Securities will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and such sale is made in compliance with the exemption.

                           DESCRIPTION OF COMMON STOCK


     The Company is authorized to issue 10,000,000 shares of Common Stock, $0.05 par value per share, of which 3,003,000 shares were issued and outstanding as of October 16, 1997.


     Holders of Common Stock are entitled to receive, as, when and if declared by the Board of Directors, from time to time, such dividends and other distributions in cash, stock or property of the Company out of assets or funds of the Company legally available therefor, subject to the rights of holders of preferred stock having a dividend preference over the Common Stock. The Company has not paid any dividends on its Common Stock to date. The Company anticipates that for the foreseeable future it will follow a policy of retaining earnings, if any, in order to finance the expansion and development of its business. Payment of dividends will depend upon the earnings, capital requirements and the operating and financial condition of the Company, among other factors.

     In the event of the liquidation, dissolution or winding up of the Company, stockholders will be entitled to share ratably in the assets remaining after creditors and holders of preferred stock having a liquidation preference over the Common Stock have been paid in full.

     Each share of Common Stock entitles the holder thereof to one (1) vote on all matters submitted to stockholders. There are no preemptive, conversion, redemption or cumulative voting rights applicable to the Common Stock. The outstanding shares of the Common Stock are fully paid and non-assessable.

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York, 10005, telephone number (212) 936-5100.

                                  LEGAL MATTERS

     The legality of the Securities will be passed upon for the Company by Gould & Wilkie, One Chase Manhattan Plaza, New York, New York 10005.

                                     EXPERTS

     The Company's Consolidated Financial Statements as of and for the year ended March 31, 1997, incorporated by reference in this Prospectus and the Registration Statement have been incorporated herein in reliance on the report of Pannell Kerr Forster, P.C., independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

     The Consolidated Financial Statements of Eastbrokers Beteiligungs Aktiengesellschaft as of and for the years ended December 31, 1994 and 1995, incorporated by reference in this Prospectus and the Registration Statement have been incorporated herein in reliance on the report of Pannell Kerr Forster, P.C., independent certified public accountants, with reference to Deloitte & Touche Danubia Treuhand GmbH, independent certified pubilc accountants, as of and for the year ended December 31, 1995, given on the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The estimated expenses of the registration of the Common Stock concerned herein which are payable by the Registrant are as follows:

          SEC Registration Fee                        $    300.00
          Nasdaq Listing and Filing Fee                      -0-
          Legal Fees and Expenses                       45,000.00
          Accounting Fees and Expenses                  60,000.00
          Blue Sky Fees and Expenses                     2,000.00
          Miscellaneous                                  7,700.00
                                                     -------------
                   Total                              $115,000.00
                                                     =============



ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons.

     The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty (which is generally described as the duty not to engage in any transaction which involves a conflict between the interests of the Company and those of the director) or for violations of the federal securities laws. The provisions also limit liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

     The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, is unenforceable.

     The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.



                                    - II-1 -

ITEM 16.     EXHIBITS

EXHIBIT NO.                DESCRIPTION

   3.1 Certificate of Incorporation, as amended, incorporated by reference to Registrant's Form 10-QSB for the nine month period ended December 31, 1996.

   3.2 By-Laws of the Registrant, incorporated by reference to Registrant's Form 10-QSB for the three month period ended March 31, 1995.

   3.3 Amendment to the By-Laws of the Registrant, incorporated by reference to Registrant's Form 10-QSB for the three month period ended June 30, 1996.

   5.0            Form of Opinion of Gould & Wilkie(a).

  23.1            Consent of Pannell Kerr Forster, P.C.

  23.2            Consent of Gould & Wilkie (see Exhibit 5.0)

  23.3            Consent of Deloitte & Touche Danubia Treuhand GmbH

  24.1            Powers  of  Attorney,  granted  by  Peter  Schmid,  Chairman,
                  President and Chief Executive Officer of the Company, on behalf of the Company, and by Peter Schmid, Michael Sumichrast Ph.D. and Wolfgang Kossner, individually, appointing Martin A. Sumichrast and Kevin D. McNeil as attorneys-in-fact, incorporated by reference to Registrant's Form 10-KSB for the fiscal year ended March 31, 1997.

-----------------------
(a)  Previously filed.


ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                    - II-2 -

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.














                                    - II-3 -

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland on October 16, 1997.


EASTBROKERS INTERNATIONAL INCORPORATED
             (Registrant)


By              /s/ Peter Schmid *                           October 16, 1997
----------------------------------------------            ----------------------
                   Peter Schmid                                    Date
Chairman, President, Chief Executive Officer, and Director


     Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                /s/ Peter Schmid *                           October 16, 1997
----------------------------------------------            ----------------------
                    Peter Schmid                                   Date
Chairman, President, Chief Executive Officer, and Director



            /s/ Martin A. Sumichrast                         October 16, 1997
----------------------------------------------            ----------------------
              Martin A. Sumichrast                                 Date
Vice Chairman of the Board, Secretary, and Director



               /s/ Kevin D. McNeil                           October 16, 1997
----------------------------------------------            ----------------------
                  Kevin D. McNeil                                  Date
Vice President, Treasurer, and Chief Financial Officer
    (Principal Financial and Accounting Officer)



            /s/ Michael Sumichrast  *                        October 16, 1997
----------------------------------------------            ----------------------
              Michael Sumichrast, PhD                              Date
                     Director



              /s/ Wolfgang Kossner *                         October 16, 1997
----------------------------------------------            ----------------------
                 Wolfgang Kossner                                  Date
                      Director




       * By Martin A. Sumichrast and Kevin D. McNeil as attorneys-in fact.



                                    - II-4 -

                                  EXHIBIT INDEX




EXHIBIT NO.                DESCRIPTION

   3.1 Certificate of Incorporation, as amended, incorporated by reference to Registrant's Form 10-QSB for the nine month period ended December 31, 1996.

   3.2 By-Laws of the Registrant, incorporated by reference to Registrant's Form 10-QSB for the three month period ended March 31, 1995.

   3.3 Amendment to the By-Laws of the Registrant, incorporated by reference to Registrant's Form 10-QSB for the three month period ended June 30, 1996.

   5.0            Form of Opinion of Gould & Wilkie(a).

  23.1            Consent of Pannell Kerr Forster, P.C.

  23.2            Consent of Gould & Wilkie (see Exhibit 5.0)

  23.3            Consent of Deloitte & Touche Danubia Treuhand GmbH

  24.1            Powers  of  Attorney,  granted  by  Peter  Schmid,  Chairman,
                  President and Chief Executive Officer of the Company, on behalf of the Company, and by Peter Schmid, Michael Sumichrast Ph.D. and Wolfgang Kossner, individually, appointing Martin A. Sumichrast and Kevin D. McNeil as attorneys-in-fact, incorporated by reference to Registrant's Form 10-KSB for the fiscal year ended March 31, 1997.

-----------------------
(a)  Previously filed.






                                    - II-5 -

EXHIBIT  23.1



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS




     We consent to the inclusion of our report dated June 23, 1997 in the Registration Statement on Form S-3 dated May 9, 1997 (No. 333-26825) of Eastbrokers International Incorporated (the "Company") and any amendments thereto (No. 333-26825). We further consent to the incorporation by reference of our report into the Company's Registration Statement on Form S-3 dated May 9, 1997 and any amendments thereto (No. 333-26825). We also consent to the inclusion of our report in the Company's Report on Form 8-K dated August 1, 1996 as amended by Form 8-K/A No. 2 filed October 16, 1997 and any additional amendments thereto.






                                     /s/ PANNELL KERR FORSTER PC








Alexandria, Virginia
October 16, 1997

EXHIBIT 23.3


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this amendment to the Registration Statement of Eastbrokers International Incorporated (the "Company") on Form S-3 of our report dated April 30, 1996 (relating to the financial statements of Eastbrokers Beteiligungs Aktiengesellschaft Wien not presented separately herein) which is included in the Company's amended Form 8-K appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE
Danubia Treuhand GmbH
Wirtschaftsprufungsungsgesellschaft

("Danubia Trusteeship Co. Ltd.")


/s/ Dr. Michael Heller             /s/ Dr. Wolfgang Forster

Vienna, Austria

October 15, 1997